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                                                                    EXHIBIT 10.1


                              TRI-PARTY AGREEMENT


         THIS AGREEMENT is made on March 24, 2004, by Meadowbrook Insurance Group, Inc., 26600 Telegraph Road, Southfield, Michigan 48034-2438 ("Meadowbrook"), Kirco Development LLC, 101 West Big Beaver Road, Suite 200, Troy, Michigan 48084-5255 ("Kirco"), and Standard Federal Bank N.A., a national banking association, 3600 Big Beaver Road, Troy, Michigan 48084 ("Standard Federal").


                                    RECITALS:

         A. Meadowbrook and Kirco are parties to a Development Agreement dated December 3, 2003 (the "Development Agreement"), under which Kirco agreed to construct an office building consisting of 72,000 gross square feet and related improvements (the "Project") on a parcel of real estate owned by Meadowbrook (the "Property").

         B. The Development Agreement contemplated that Kirco would obtain construction financing for the Project, and that Kirco, Meadowbrook and the construction lender would enter into a Tri-Party Agreement.

         C. Standard Federal Bank has committed to provide to Kirco construction financing for the Project (the "Construction Loan"). The Construction Loan is evidenced and secured by a Construction Loan Agreement, an Assignment of Development Agreement, a mortgage on the Building and on the Real Estate and related documents (the "Construction Loan Documents").

         Wherefore the parties agree as follows:

         1. Agreements of Standard Federal. Standard Federal agrees as follows:

              (a) So long as this Agreement is in effect, the Construction Loan Documents shall not be amended without the prior written consent of Meadowbrook and Kirco, which consent shall not be unreasonably withheld or delayed. Subject to fulfillment of the terms and conditions of the Construction Loan and the Construction Loan Documents, Standard Federal shall close and disburse the Construction Loan to Kirco to finance construction of the Building in accordance with the terms of the Construction Loan Documents;

              (b) Standard Federal will, upon written request from Meadowbrook, from time to time, confirm that the Construction Loan is in full force and effect, if such is the fact.

              (c) Standard Federal agrees not to accelerate the Construction Loan or exercise any remedies with respect to the Construction Loan, prior to ten days after written notice of the default to Meadowbrook;





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         2. Agreements of Kirco. Kirco hereby covenants, represents and warrants to Standard Federal and Meadowbrook that it shall:

              (a) Comply in all respects with the terms and conditions contained in the Construction Loan Documents;

              (b) Comply in all respects with the terms and conditions contained in the Development Agreement; and

              (c) Notify Standard Federal in writing of any default by Meadowbrook under the Development Agreement. Kirco will not take any action under the Development Agreement on account of such default without Standard Federal's prior written consent.

         3. Agreements of Meadowbrook. Meadowbrook hereby approves the Construction Loan Documents. In addition, Meadowbrook hereby covenants, represents and warrants to Standard Federal as follows:

              (a) So long as this Agreement is in full force and effect, the Development Agreement shall not be amended or terminated without the prior written consent of Standard Federal;

              (b) Meadowbrook shall notify Standard Federal, in writing, concurrently with any notification to Kirco, of any default by Kirco under the terms of the Development Agreement (hereinafter, a "Default"). Meadowbrook acknowledges that a Default under the Development Agreement will be an Event of Default under the Construction Loan Agreement, upon which Standard Federal may exercise the rights described in 3(c) below, whether or not Standard Federal attempts to cure or cures the Default. Meadowbrook agrees that, prior to exercising any right with respect to such Default (including the termination of the Development Agreement or the refusal to fund any payment thereunder), Standard Federal shall have the right, but not the obligation, to cure such Default (x) within twenty (20) days after such written notice, or (y) when the cure reasonably requires more than twenty (20) days, to commence to cure such Default within such period of twenty (20) days and to diligently and continuously prosecute such cure to completion, so long as such Default is cured on or before the applicable substantial completion date under the Development Agreement;

              (c) Upon an Event of Default under the Construction Loan Documents, including but not limited to an Event of Default arising due to Kirco's Default under the Development Agreement, whether or not Standard Federal is attempting to cure or has cured such Default, Standard Federal shall be able to avail itself of all of the rights of Kirco under the Development Agreement, including but not limited to:
         (i) the right to complete construction of the Building, (ii) the right to receive all payments due from Meadowbrook under the Development Agreement, (iii) Kirco's option to purchase the Property, (iv) the option to require Meadowbrook to lease the property, and (v) the right to assert all lien rights that Kirco may have, all as provided in and subject to the terms and conditions of the Development Agreement.



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              (d) The Development Agreement is the full and final agreement of
         Meadowbrook and Kirco with respect to the construction of the Project, is in full force and effect as of the date thereof, there are no known breaches or defaults by Kirco thereunder and Meadowbrook has no actual knowledge of any facts which would entitle Meadowbrook to declare a default under the Development Agreement; and

              (e) Meadowbrook will, upon written request from Standard Federal, from time to time, confirm that the Development Agreement is in full force and effect, if such is the fact.

              (f) The Contract Price payable by Meadowbrook under the Development Agreement shall be paid to Standard Federal, upon satisfaction of all conditions to such payment in the Development Agreement, and subject to any offsets permitted under the Development Agreement, but without any other offsets or deductions, and applied to the Construction Loan balance. Standard Federal will pay any excess to Kirco.

              (g) Standard Federal will have a right of first offer with respect to any financing of the Project that Meadowbrook proposes to obtain. For purposes of this section, "right of first offer" means the following: if Meadowbrook decides to obtain bank financing of the Project, Meadowbrook will notify Standard Federal and will allow Standard Federal to provide a proposal for any such financing.

         4. Regarding the Development Agreement.

              (a) Concurrently herewith, Meadowbrook and Kirco have executed and delivered to Standard Federal a mortgage on the project to secure the Construction Loan. Meadowbrook and Kirco acknowledge and agree that execution and delivery of that mortgage satisfies the provisions of the Development Agreement requiring a mortgage. To the extent the mortgage as executed and delivered is different from that described in the Development Agreement, any differences are waived. Standard Federal agrees to release the mortgage as to Phase 2 of the Project, upon the request of Meadowbrook (provided that Phases 1 and 2 of the Project have been properly split and separated for tax purposes.

              (b) Meadowbrook and Kirco also agree to waive any conditions in the Development Agreement relating to Kirco's acquisition of construction financing, including, but not limited to, any provision that gives Meadowbrook an option to terminate the agreement if Kirco fails to obtain a Construction Loan.

              (c) Meadowbrook acknowledges and agrees that Kirco has assigned to Standard Federal, as collateral for the Construction Loan, all of Kirco's rights under the Development Agreement. Meadowbrook acknowledges and agrees that, as of the date hereof, Standard Federal has not assumed any of Kirco's obligations under the Development Agreement.

         5. Regarding the Construction of the Project.


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              (a) No changes in the plans and specifications for the Building which would result in increasing the construction cost by more than $100,000 in the aggregate will be made without Standard Federals' consent.

              (b) Standard Federal's loan documentation will require Meadowbrook's consent to all construction advances prior to submittal of the advance request to Standard Federal. Meadowbrook will inspect the Project periodically and not more than once per week. Meadowbrook's consent to a Construction Loan advance shall be deemed a representation to Standard Federal and Kirco that work to be paid for by the advance, and all work previously completed is satisfactory to Meadowbrook, but will not constitute a waiver of any claims Meadowbrook has against Kirco for any defects in the work that reasonably could not be discovered by Meadowbrook's inspections as provided above.

              (c) Nothing herein shall constitute a waiver or release of Kirco or Meadowbrook from any of their respective obligations under the Development Agreement.

         6. Notices. Any notices provided for herein must be given in writing and may be given by sending such notice by United States certified mail, postage prepaid, return receipt requested, to the addresses of the parties referred to on the face page hereof, or by sending such notice by expedited delivery service (such as, but not limited to, Federal Express). The address of any party may be changed by such party by delivery of written notice in the manner provided herein. Any notice given by certified mail in the manner provided herein shall be effective three (3) business days after deposit in the United States mail, and any notice given by expedited delivery service shall be effective, when received.

         7. Successors; Modifications. The covenants, agreements, rights and remedies contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Standard Federal nor Meadowbrook may assign this Agreement, or any rights or interest hereunder, without the prior written consent of the other. This Agreement may not be changed, terminated or modified in any manner other than by written agreement signed by the parties hereto.

         8. Third Party Rights. Except as set forth herein, Kirco agrees that in no event shall Kirco or any third party have any rights against either Standard Federal or Meadowbrook arising out of this Agreement; it being understood that this Agreement is being made at Kirco's request and to induce Meadowbrook to undertake, for the benefit of Standard Federal, the obligations of Meadowbrook set forth herein. This Agreement is not for the benefit of Kirco or any third party, and Kirco is joining in the execution of this Agreement solely for the purpose of assuming obligations for the benefit of Standard Federal and Meadowbrook.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

         10. Modifications. This Agreement may be amended only by a written document executed by all parties hereto.




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         11. Counterparts. This Agreement may be executed in two or more counterparts, all of which, together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Tri-Party Agreement as of the day and year first above written.


                                          Meadowbrook Insurance Group, Inc., a
                                          Michigan corporation

                                          By: S/Robert S. Cubbin
                                              ----------------------------------
                                                   Robert S. Cubbin
                                          Its:     President and CEO


                                          Kirco Development LLC, a Michigan
                                          limited liability company

                                          By: S/
                                              ----------------------------------

                                          Its:     President
                                              ----------------------------------


                                          Standard Federal Bank N.A., a national
                                          banking association

                                          By: S/
                                              ----------------------------------

                                          Its:     VP
                                              ----------------------------------